UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Accelerated Share Repurchase Agreement

As part of its previously announced share repurchase plans, on June 8, 2026, Signet Jewelers Limited (the “Company”) entered into a master confirmation and supplemental confirmation (collectively, the “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase $50 million of the Company’s common shares (the “Common Shares”).

Under the ASR Agreement, the Company will make a payment of $50 million to Goldman Sachs on June 8, 2026 and expects to receive an initial delivery of approximately 480,000 Common Shares on June 8, 2026. The total number of Common Shares that the Company will repurchase under the ASR Agreement will generally be based on the average of the daily volume-weighted average prices of the Common Shares during the calculation period under the ASR Agreement, subject to adjustments upon the occurrence of certain events pursuant to the terms of the ASR Agreement.

Upon final settlement of the ASR Agreement, Goldman Sachs may be required to deliver additional Common Shares to the Company, or, under certain circumstances, the Company may be required to deliver Common Shares or make a cash payment to Goldman Sachs. Final settlement of the ASR Agreement is expected to occur between June 12, 2026 and July 17, 2026, subject to postponement, adjustment, cancellation or early termination upon the occurrence of certain events as provided in the ASR Agreement.

Upon completion of the ASR, the Company will have approximately $355 million in share repurchase authorization remaining under its 2017 Share Repurchase Program, subject to any further repurchases that are made during the term of the ASR Agreement, and additional repurchases may be made through additional accelerated share repurchase programs, open market purchases, through 10b5-1 plans, through block trades or otherwise for programmatic and opportunistic repurchases. The timing, manner, price and amount of any share repurchases will be determined by the Company at its discretion and will be subject to economic and market conditions, stock prices, applicable legal requirements and other factors.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the expected payment by the Company under the ASR Agreement, the expected initial delivery of Common Shares, the expected timing of final settlement and the expected number of Common Shares to be repurchased. These statements are subject to risks and uncertainties, including market conditions, the trading price of the Common Shares, the terms of the ASR Agreement and the risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update them, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	June 8, 2026	By:	/s/ Joan M. Hilson
		Name:	Joan M. Hilson
		Title:	Chief Operating and Financial Officer